Exhibit 99.1

U.S. Physical Therapy Makes Seven Clinic Acquisition

Increases Earnings Guidance for 2012

HOUSTON--(BUSINESS WIRE)--May 22, 2012--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a leading national operator of outpatient physical therapy clinics, has acquired a majority interest in a seven clinic physical therapy group. The practice currently sees approximately 45,000 patient visits per year and produces over $5 million in annual revenue. The purchase price for U.S. Physical Therapy’s 70% acquired interest was $6,340,000 which was financed with borrowings under the Company’s credit line and a seller note.

In conjunction with the acquisition, the Company is increasing its earnings guidance for the year 2012 to be in the range of $17.3 million to $18.3 million in net income and $1.47 to $1.54 in diluted earnings per share. Prior guidance was for diluted earnings per share of $1.43 to $1.51. The new annual earnings guidance range represents projected net income from existing operations and excludes additional potential future acquisitions. The Company does not provide quarterly earnings guidance. The annual guidance figures will not be updated unless there is a material development that causes management to believe that earnings will be significantly outside the given range.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 418 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  revenue and earnings expectations;
  general economic conditions;
  business and regulatory conditions including federal and state regulations;
  changes as the result of government enacted national healthcare reform;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions, purchase of non controlling interests (minority interests) and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
The Ruth Group
Stephanie Carrington, (646) 536-7017
or
Amy Glynn, (646) 536-7023